EXHIBIT 99.01

KANA Software Reports First Quarter 2007 Financial Results

– Company Reports 26% Year-over-Year License Revenue Growth –

MENLO PARK, Calif. May 7, 2007 – KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced financial results for the first quarter ended March 31, 2007.

First Quarter Financial Highlights:

•	KANA’s total revenues for the first quarter of 2007 were $13.0 million, an increase of 14% from the first quarter of 2006.

•	License revenue for the first quarter of 2007 was $3.6 million, an increase of 26% from the first quarter of 2006.

“KANA is pleased with our continued execution in the customer service market,” stated Michael Fields, chief executive officer of KANA. “Our plan for 2007 is to build upon the solid foundation that we established last year, and strengthen our business execution and technology leadership. We have assembled a stellar team of professionals, and are working closely together to grow our licensed software, OnDemand, and services business by delivering innovative solutions to the market. We believe that KANA is well positioned for continued growth and market leadership in 2007.”

The Company reported a net loss in accordance with accounting principles generally accepted in the United States (GAAP) of $3.8 million, or $(0.10) per share, for the quarter ended March 31, 2007 versus a GAAP net loss of $1.0 million, or $(0.03) per share, for the quarter ended March 31, 2006.

For the first quarter of 2007, KANA reported non-GAAP net loss of $3.0 million, or $(0.08) per share, as compared to a non-GAAP net income of $0.3 million, or $0.01 per share, for the first quarter of 2006. KANA’s quarterly non-GAAP net income (loss) of was calculated by adding back certain accounting charges for stock-based compensation expense measured in accordance with SFAS 123R, registration rights penalty paid in common stock, change in fair value of warrant liability and restructuring expense to KANA’s GAAP net loss.

Recent Company Highlights:

•

KANA closed 45 license, hosted and OnDemand orders in the first quarter of 2007. The Company continued to execute well on its strategy of cultivating cross-sell and add-on opportunities within its installed base.

•

In January 2007, the Company launched KANA OnDemand, which provides its integrated multi-channel customer service suite as a hosted, software-as-a-service option. The introduction of KANA OnDemand gives companies the flexibility to choose the deployment model that is best for their business. Unlike competitive on-demand offerings, KANA OnDemand allows companies to not only meet rapid implementation timelines but also retain the freedom and flexibility to migrate to an on-premise model as their business needs and customer service requirements evolve.

•	On the heels of this successful launch of KANA OnDemand, KANA experienced an increase in the adoption of its OnDemand solutions. During the first quarter, KANA added 5 OnDemand customers.

•

KANA received multiple product and innovation awards in the first quarter of 2007, further validating the Company’s decision to ‘backshore’ engineering and customer service – bringing them back in-house in order to raise quality and foster innovation. Awards included:

¡	Two “Product of the Year” awards from the editors of industry magazines, Customer Inter@ction Solutions and SearchCRM.

¡	Two Readers’ Choice Awards for KANA’s email management and knowledge management products from KMWorld magazine.

¡	KANA was named one the “100 Companies That Matter in Knowledge Management” for 2007. Over 1500 companies were considered for this honor.

¡

KANA was a named finalist in the highly competitive IBM PartnerWorld Beacon Awards program, for Overall Technical Excellence in an IBM Business Partner. KANA was the only CRM solution recognized by IBM.

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Reflecting the Company’s commitment to industry best practices, KANA underwent a rigorous testing process to certify its Knowledge Management products on the KCS (Knowledge-Centered Support) standard. KCS is a best practices methodology that is widely used in the technology industry to help businesses reduce support costs and improve service quality.

•

New and existing customers that purchased KANA solutions during the first quarter included BenQ, Bertelsmann AG, Best Buy, Canon, the Hartford, Hermes, @Home, Northwest Airlines, O2, Optima Health, Priceline.com, Starwood Hotels, Telenor, and Virgin Life Care.

•	At March 31, 2007 KANA had a total of 38 quota carrying sales representatives and sales managers, doubling its sales organization from 19 at March 31, 2006.

•

Mark Angel has joined KANA as Senior Vice President of Corporate Development and Strategy. In this role, Mr. Angel will be integrally involved with identifying new partner relationships, spearheading KANA’s M&A activities, and working closely with key customers and prospects to ensure that they achieve maximum business value from KANA’s solutions. An industry veteran with over two decades of experience in the customer service and knowledge management markets, Mr. Angel was previously CTO of KNOVA Software, Inc., now a division of Consona Corporation.

•

Today, KANA announced that it has entered into a material definitive agreement to acquire eVergance Partners, LLC, a privately-held provider of end-to-end consulting services for CRM optimization, knowledge management, and Web self-service. Demand for professional services to optimize and extend KANA solutions was very high, with a 50% year-over-year growth rate. The acquisition will benefit both customers and KANA’s partners as it doubles the resources the Company can provide to support their deployments.

Investor Conference Call Information:

KANA’s management team will host a conference call today at 4:30PM EDT (1:30PM PDT) where they will discuss the Company’s reported quarterly financial results and financial outlook as well as the acquisition of eVergance Partners, LLC. The live webcast can be accessed by visiting the investor relations section of KANA’s website at www.kana.com.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

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To help understand KANA’s past financial performance and future results, KANA has supplemented its financial results that it provides in accordance with accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures. The method KANA uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. KANA’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. KANA’s management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate KANA’s business and make operating decisions. These non-GAAP financial measures are among one of the factors KANA’s management uses in planning for and forecasting future periods. These non-GAAP financial measures have been reconciled to the nearest GAAP measure as required under the Securities and Exchange Commission rules.

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about market demand for multi-channel customer service solutions; KANA’s sales pipeline, growth, profitability, success and market leadership; and customers’ expected benefits and results from KANA applications, including KANA OnDemand, and the acquisition of eVergance Partners, LLC. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other Company and product names may be trademarks of their respective owners.

Investor Contacts:

Carolyn Bass, Zach Barnes

Market Street Partners

415-445-3235

kana@marketstreetpartners.com

Media Contact:

Suzanne Deppe

KANA

650-614-8369

pr@kana.com

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2007	December 31, 2006
Assets

Cash and cash equivalents	$5,313	$5,719
Restricted cash	75	74
Accounts receivable, net	7,789	8,756
Other current assets	2,121	1,967

Total current assets	15,298	16,516

Restricted cash, long-term	991	990
Property and equipment, net	1,175	1,221
Goodwill	8,623	8,623
Acquired intangible assets, net	—	15
Other assets	2,820	2,970

Total Assets	$28,907	$30,335

Liabilities and Stockholders’ Deficit

Line of credit	$2,000	$—
Notes payable, current portion	221	327
Accounts payable	4,024	2,684
Accrued liabilities	5,617	6,880
Accrued restructuring	1,955	1,844
Deferred revenue	15,511	15,825

Total current liabilities	29,328	27,560

Deferred revenue, long-term	281	410
Accrued restructuring, long-term	3,608	4,258
Other long-term liabilities	1,120	1,239

Total liabilities	34,337	33,467

Total stockholders’ deficit	(5,430)	(3,132)

Total Liabilities and Stockholders’ Deficit	$28,907	$30,335

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006 (1)
Revenues:
License fees	$3,616	$2,861
Services	9,418	8,572

Total revenues	13,034	11,433

Costs and expenses:
Cost of license fees	287	451
Cost of services	3,068	2,287
Amortization of acquired intangible assets	15	33
Sales and marketing	6,193	3,749
Research and development	3,652	2,570
General and administrative	3,503	2,289
Restructuring costs	—	10

Total costs and expenses	16,718	11,389

Income (loss) from operations	(3,684)	44
Interest and other income (expense), net	(19)	(658)
Registration rights penalty	—	(337)

Loss before income tax expense	(3,703)	(951)
Income tax expense	(47)	(28)

Net loss	$(3,750)	$(979)

Basic and diluted net loss per share	$(0.10)	$(0.03)

Shares used in computing basic and diluted net loss per share	36,019	33,924

Employee stock-based compensation included in the expense line items:
Cost of services	$68	$54
Sales and marketing	223	190
Research and development	69	92
General and administrative	392	44

	$752	$380

Note: (1)	The condensed consolidated statement of operations for the three months ended March 31, 2006 has been restated as disclosed in the Annual Report on Form 10-K for the year ended December 31, 2006.

Kana Software, Inc.

Reconciliation of GAAP net loss to non-GAAP net income (loss):

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Net loss, GAAP	$(3,750)	$(979)
Non-GAAP adjustments:
Employee stock-based compensation	752	380
Restructuring	—	10
Registration rights penalty	—	337
Change in fair value of warrant liability	—	562

Net income (loss), non-GAAP	$(2,998)	$310

Net income (loss) per share, non-GAAP
Basic	$(0.08)	$0.01

Diluted	$(0.08)	$0.01

Shares used in per share calculation
Basic	36,019	33,924

Diluted	36,019	34,003